                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
WebTrends Corporation:


We consent to incorporation by reference in the Registration Statements (Nos. 333-72653 and 333-76913) on Form S-8 of WebTrends Corporation of our report dated January 21, 2000, with respect to the balance sheets of WebTrends Corporation as of December 31, 1998 and 1999, and the related statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the annual report on Form 10-K of WebTrends Corporation


                                          /s/ KPMG LLP


Portland, Oregon
March 29, 2000